NUMBER                                                           SHARES
                       WINCO SPIN-OFF CORPORATION
________  Incorporated Under the Laws of the State of Colorado  _________
                10,000,000 Authorized Shares No Par Value

                                                    CUSIP _______________
                                                        SEE REVERSE
                                                  FOR CERTAIN DEFINITIONS



     THIS CERTIFIES THAT


     Is The Owner of

  FULLY PAID AND NON-ASSESSABLE SHARES OF NO PAR VALUE COMMON STOCK OF

                       WINCO SPIN-OFF CORPORATION

     transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

     Dated: _____________, 2000

_________________________     CORPORATE SEAL      ________________________
Daniel L. Dalke,                                  Cecil O'Brate
Secretary                                         President

COUNTERSIGNED AND REGISTERED:

Computershare Trust Company, Inc.
12039 West Alameda Parkway, Suite Z-2
Lakewood, Colorado 80228
By:_____________________________________
   Transfer Agent & Registrar
   Authorized signature




                               Exhibit 4.1